                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            GENERAL RE CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                                     LOGO

                            GENERAL RE CORPORATION

                             695 EAST MAIN STREET

                       STAMFORD, CONNECTICUT 06904-2351

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 22, 1998

  The annual meeting of the stockholders of General Re Corporation (the "Corporation") will be held on May 22, 1998 at 9:00 a.m. at the offices of the Corporation, 695 East Main Street, Stamford, Connecticut for the following purposes:

    (1) To elect directors;

    (2) To consider and act upon a proposal by the Board of Directors of the Corporation to adopt the General Re Corporation 1998 Employee Stock Purchase Plan;

    (3) To consider and act upon a proposal to ratify the selection of independent public accountants; and

    (4) To transact any and all other business which may properly come before the meeting.

  Stockholders of record at the close of business on March 24, 1998 are entitled to notice of and to vote at this meeting or any adjournment thereof.

  WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE DATE AND SIGN THE ENCLOSED PROXY/DIRECTION CARD(S) AND RETURN THE PROXY/DIRECTION CARD(S) PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                                                      Charles F. Barr
                                                      Secretary

Stamford, Connecticut
March 30, 1998

                            GENERAL RE CORPORATION

                             695 EAST MAIN STREET

                       STAMFORD, CONNECTICUT 06904-2351

                                PROXY STATEMENT

SOLICITATION OF PROXIES

  The accompanying proxy is solicited by the Board of Directors of General Re Corporation (the "Corporation") for use at the annual meeting of stockholders to be held on May 22, 1998. The proxy, when properly executed and received by the Secretary prior to the meeting, will be voted unless revoked. Any stockholder giving a proxy has the power to revoke it at any time prior to voting by a later dated proxy, notice in writing or attendance at the meeting and a vote in person. Except to the extent that contrary instructions are given by stockholders, it is the intention of the persons named in the proxy to vote as follows:

    (1) For the election of each nominee named under the caption "Election of Directors";

    (2) To consider and act upon a proposal by the Board of Directors of the Corporation to adopt the General Re Corporation 1998 Employee Stock Purchase Plan (the "Stock Purchase Plan"); and

    (3) For the proposal to ratify the selection of independent public accountants.

  This proxy statement and the accompanying proxy/direction card(s) are being mailed on or about March 30, 1998. Only stockholders of record on the books of the Corporation at the close of business on March 24, 1998 (the "Record Date") will be entitled to vote at the annual meeting. On that date, there were 76,608,250 shares of common stock, $.50 par value (the "Common Stock"), issued and outstanding and 1,696,762 shares of convertible preferred stock, no par value (the "Preferred Stock"), issued and outstanding. Each holder of shares of Common Stock is entitled to one vote per share. Each share of Preferred Stock is entitled to the number of votes equal to the number of shares of Common Stock into which such share of Preferred Stock could be converted on the Record Date, rounded to the nearest one-tenth of a vote. As of the Record Date, each beneficial owner of shares of Preferred Stock is entitled to one vote per share. The presence of the holders of a majority of the outstanding shares of Common Stock and Preferred Stock will constitute a quorum for the transaction of business at the annual meeting, but if a quorum is not present, in person or by proxy, the meeting may adjourn from time to time until a quorum is obtained.

  The proxy/direction card(s) will serve to direct the trustees of the Employee Savings and Stock Ownership Plan of General Re Corporation and its subsidiaries (the "ESSOP") on how to vote shares of the Corporation's Common Stock and Preferred Stock held by such plan. The directions given by the participants will also serve to direct the trustee on how to vote a proportionate number of shares of Preferred Stock held by the trustee which have not been allocated to employee accounts or for which no directions have been received.

BOARD OF DIRECTORS

  The Corporation's By-laws provide that the Board of Directors will consist of not less than nine nor more than 21 members as established from time to time by the directors or the stockholders pursuant to the provisions of the By-laws, provided that the number of directors in each of the three classes of directors is as nearly equal as possible. The Board of Directors currently consists of 12 members. The members of each class are elected to serve for a term of three years and until their successors are elected, or until the annual meeting of stockholders following a member's 72nd birthday or a member's resignation, removal or ineligibility.

  Under the present schedule, regular meetings of the Board of Directors are held eight times each year and additional special meetings are called whenever necessary. The Board met eight times in 1997.

  The Board of Directors has established an Executive Committee to exercise the powers of the Board during the intervals between meetings of the Board. The members of the Executive Committee are Ronald E. Ferguson, Chairman; William C. Ferguson; Donald J. Kirk; Andrew W. Mathieson; David E. McKinney; and Stephen A. Ross. The Executive Committee did not meet in 1997.

  The Board of Directors has established a Finance Committee to review and monitor the financial affairs of the Corporation, including its investment strategy, capital resources and expenditures, subsidiary and stockholder dividends, foreign currency positions and commercial and investment banking relationships. The Finance Committee's responsibilities also include the review of the actuarial assumptions and annual contributions to the Corporation's pension plans and the selection of trustees, investment managers and independent actuaries for the Corporation's pension plans and the ESSOP. The members of the Finance Committee are Ronald E. Ferguson, Chairman; Walter
M. Cabot; Donald J. Kirk; Andrew W. Mathieson; David E. McKinney; James S. Riepe; Stephen A. Ross; and Walter F. Williams. The Finance Committee met six times in 1997.

  The Board of Directors has established an Audit Committee consisting of Donald J. Kirk, Chairman; Lucy Wilson Benson; Kay Koplovitz; Martin G. McGuinn; and Walter F. Williams, all of whom are non-employee directors. This Committee oversees management's discharge of its financial reporting responsibilities and recommends appointment of the Corporation's independent public accountants. The Audit Committee met three times in 1997.

  The Board has established a Compensation and Personnel Committee consisting of Andrew W. Mathieson, Chairman; Walter M. Cabot; William C. Ferguson; Kay Koplovitz; David E. McKinney; and Stephen A. Ross, all of whom are non-employee directors. This Committee approves and reviews with the Board all aspects of the Corporation's human resources (including personnel policies, controls, and compensation and benefit programs), the performance of the senior officers and the compensation of the Chairman, President and senior officers and administers the General Re Corporation 1995 Long-Term Compensation Plan. The Compensation and Personnel Committee met four times in 1997.

  The Board has established a Committee on Directors consisting of non-employee directors William C. Ferguson, Chairman; Lucy Wilson Benson; Andrew
W. Mathieson; and Martin G. McGuinn to recommend board committee structure, recommend a plan of compensation and benefits for non-employee directors, establish criteria for selection of directors, review directors' performance and propose nominees for election to the Board. The Committee on Directors met two times in 1997. The Committee annually assesses the Corporation's corporate governance structure and practices and compares them to those of other companies. Based upon the most recent annual review, the Committee concluded that the Corporation's governance was consistent with the best interests of stockholders. The Committee on Directors will consider nominations submitted by stockholders. Nominations must be received by the Secretary of the Corporation from stockholders in writing not less than 60 days nor more than 90 days prior to an annual meeting. This notice must include the information concerning the nominee that must be disclosed under Regulation 14A of the Securities Exchange Act of 1934, as amended. The notice must be accompanied by the written consent of each proposed nominee to serve as a director of the Corporation if so elected.

  The Board has established a Shareholder Relations and Public Affairs Committee consisting of non-employee directors Lucy Wilson Benson, Chairman; William C. Ferguson; Donald J. Kirk; Martin G. McGuinn; and Walter F. Williams. The Committee reviews the Company's interaction with stockholders and the investment community. It considers matters of special interest to stockholders, such as stockholder proposals, and policies and procedures concerning services to stockholders. It oversees participation by management on behalf of the Corporation in the federal and state governmental process, including legal issues, legislation and regulation. The Committee also reviews and approves the Corporation's annual budget for charitable contributions. The Shareholder Relations and Public Affairs Committee met 10 times in 1997.

  All of the directors attended at least 75% of the aggregate of the meetings of the Board and of the committees on which they served during 1997.

ELECTION OF DIRECTORS

  Four directors have been nominated for reelection at the annual meeting. They are Lucy Wilson Benson, a director since 1990; William C. Ferguson, a director since 1987; Kay Koplovitz, a director since 1990; and Walter F. Williams, a director since 1989.

  It is intended that the proxies received will be voted for the four nominees unless otherwise provided therein. Management knows of no reason why any of these nominees will be unable to serve, but, in such event, the proxies received will be voted for such substitute nominees as the Committee on Directors may recommend, but in no event will proxies received be voted for a greater number of persons than the number of nominees. If a quorum is present at the meeting, a nominee will be elected as director by receiving the affirmative vote of a majority of the votes cast (in person or by proxy) at the meeting. Shares represented by proxies which are marked "WITHHELD" will have no effect on the vote.

  The names, ages, terms of office and certain other information as of March 1, 1998, with respect to the persons nominated for election as directors and other persons serving as directors, are as follows:

INFORMATION CONCERNING NOMINEES FOR TERMS EXPIRING IN 2001:

                 Lucy Wilson Benson, 70, a director of the Corporation since 1990, has been President of Benson and Associates, consultants to business and government, since 1981. She served as Under Secretary of State for Security Assistance, Science and Technology from 1977 to 1980. She serves on the boards of directors of COMSAT Corporation, International Executive Service Corps and Logistics Management Institute, and serves as either a director or a trustee of various funds of The Dreyfus Corporation. She is a trustee of the Alfred P. Sloan Foundation, Vice Chairman of the board of trustees of Lafayette College, Vice Chairman of the Atlantic Council of the United States and Vice Chairman of the Citizens Network for Foreign Affairs.
Photo

(a)(d)(s)

                 William C. Ferguson, 67, has been a director of the Corporation since 1987. Before retirement, he served as Chairman and Chief Executive Officer of NYNEX Corporation from 1989 to 1995. He also serves on the boards of directors of Best Foods Corporation and Corn Products International.

Photo

(c)(d)(e)(s)

                 Kay Koplovitz, 52, a director of the Corporation since 1990, is the founder and has been Chairman and Chief Executive Officer of USA Networks, a division of USA Networks, Inc., a cable television programming company, since 1980. She serves on the boards of directors of Liz Claiborne, Inc., Nabisco Holdings Corporation, the Museum of Television and Radio and the National Cable Television Association. She also serves as a member of the board of the Business Council of the United Nations and is a member of INSPAC, the advisory committee of the U.S. Trade Commission.
Photo

(a)(c)

                 Walter F. Williams, 69, a director of the Corporation since 1989, is retired. He previously served as Chairman, President and Chief Executive Officer of Bethlehem Steel Corporation from 1986 to 1992. He serves on the board of trustees of Moravian College and is a director of Wilmington Trust Company FSB.
Photo

(a)(f)(s)

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES FOR
                            ELECTION AS DIRECTORS.

INFORMATION CONCERNING DIRECTORS WHOSE TERMS EXPIRE IN 1999:

                 Martin G. McGuinn, 55, a director of the Corporation since December 1996, is Chairman and Chief Executive Officer of Mellon Bank, N.A., and has been Vice Chairman of Mellon Bank Corporation since 1990. He is to become Chairman and Chief Executive Officer of Mellon Bank Corporation effective January 1, 1999. He serves on the boards of directors of Mellon Bank Corporation, Mellon Bank, N.A., MasterCard International, UPMC Health System and the Pennsylvania Chamber of Business and Industry. He is a trustee of the
[PHOTO] Carnegie Museums of Pittsburgh and a member of The Bankers Roundtable. He is also Chairman of the Historical Society of
(a)(d)(s)        Western Pennsylvania.

                 David E. McKinney, 63, a director of the Corporation since 1988, is Director of the Watson Foundation. He previously served as Senior Vice President (1987-1992) and Vice President (1979-1987) of IBM Corporation and as Director General, IBM Europe (1988-1991). He serves on the boards of trustees of Brown University and the New York Philharmonic, on the boards of directors of Organization Research
[PHOTO] Counselors, Fraunhofer Center for Research and PAXAR Corporation, and is an overseer of the Thomas J. Watson, Jr.
(c)(e)(f)        Institute of International Studies.



                 Andrew W. Mathieson, 69, a director of the Corporation since
                 1966, has been Executive Vice President of Richard K. Mellon
[PHOTO]          and Sons, investment management and philanthropy, since 1978.
                 He serves on the boards of directors of Mellon Bank
(c)(d)(e)(f)     Corporation and Mellon Bank, N.A.







                 Stephen A. Ross, 54, a director of the Corporation since 1993, has been Sterling Professor of Economics and Finance at Yale University since 1985. He is also Co-Chairman of Roll &
[PHOTO] Ross Asset Management Corporation. He serves on the board of trustees of the College Retirement Equities Fund and is a
(c)(e)(f)        trustee of CalTech.

INFORMATION CONCERNING DIRECTORS WHOSE TERMS EXPIRE IN 2000:

                 Ronald E. Ferguson, 56, a director of the Corporation since 1983, has been Chairman and Chief Executive Officer of the
[PHOTO] Corporation since 1987. He has been with the Corporation since 1969. He serves on the boards of directors of Colgate-
(e)(f)           Palmolive Company and General Signal Corporation.





                 Donald J. Kirk, 65, a director of the Corporation since 1987, is an Executive-in-Residence, Columbia University Graduate
                 School of Business, where he was a professor from 1987 to
                 1994. He was Chairman of the Financial Accounting Standards
                 Board from 1978 to 1986. In 1995, he became a Member of the
                 Public Oversight Board of the American Institute of Certified
                 Public Accountants' SEC Practice Section. In 1996, he became a Public Governor of the National Association of Securities
                 Dealers, Inc. He is a trustee of the Fidelity Group of Mutual
                 Funds and served as a director of Valuation Research
                 Corporation from 1993 to 1995. He serves as Chairman of the
[PHOTO]          board of trustees of Greenwich Hospital and as Chairman of the board of directors of the National Arts Stabilization
(a)(e)(f)(s)     Fund.




                 Walter M. Cabot, 65, a director of the Corporation since 1979, has been Senior Advisor to Standish, Ayer & Wood, investment managers, since 1991. He previously served as a director of Standish, Ayer & Wood (1991-1997) and as President (1974-1990) and Senior Advisor (1990-1991) of Harvard Management Company, Inc., an endowment management company. He is a trustee of Property Capital Trust and serves
[PHOTO] on the board of directors of Rockefeller Financial Service, Inc. He serves as a trustee and Treasurer of Wellesley
(c)(f)           College and is a trustee of Lifespan, Inc.




                 James S. Riepe, 54, a director of the Corporation since February 1998, has been Vice Chairman of T. Rowe Price Associates, Inc. since April 1997 and a member of its Management Committee since 1983. In addition, he has headed the firm's marketing and service subsidiaries since 1983. He is a former Chairman of the Investment Company Institute, the mutual fund industry's trade organization, and is currently a member of its Executive Committee. He is also a member of the board of governors of the National Association of Securities Dealers, Inc., a director of the Baltimore Equitable Society, a trustee and member of the Executive Committee of the
[PHOTO] University of Pennsylvania, President of the board of trustees of Gilman School, and trustee and former President
(f)              of the Baltimore Museum of Art.



-----------
(a)Member of the Audit Committee
(c)Member of the Compensation and Personnel Committee
(d)Member of the Committee on Directors
(e)Member of the Executive Committee
(f)Member of the Finance Committee
(s)Member of the Shareholder Relations and Public Affairs Committee

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  At December 31, 1997, the only person known by management to be a beneficial holder, directly or indirectly, of more than 5% of the Common Stock is The Capital Group Companies, Inc. The Capital Group Companies, Inc., 333 South Hope Street, Los Angeles, California 90071, reported in a Schedule 13G dated February 10, 1998 that it beneficially owned 5,646,280 shares of Common Stock (7.4% as of March 24, 1998), with respect to which it had sole voting power over 876,200 shares and sole dispositive power over 5,646,280 shares, and no shared voting or dispositive power. All of the outstanding shares of Preferred Stock are held by the ESSOP.

  The following table shows the number of shares of the Common Stock beneficially owned as of March 1, 1998 by each director and nominee for director and by the executive officers named in the Summary Compensation Table included in this Proxy Statement (including the beneficial ownership of Preferred Stock held by the ESSOP, which is reported as shares of Common Stock because the Preferred Stock is convertible into and votes with the Common Stock as a class). Except as otherwise indicated, each person has sole voting and investment power with respect to the shares shown.

                             NUMBER OF SHARES       NUMBER OF SHARES
                             OF COMMON STOCK           UNDERLYING
                               BENEFICIALLY           SHARE UNITS     TOTAL SHARES
  NAME OF BENEFICIAL OWNER     OWNED (/1/)               (/2/)       AND SHARE UNITS
  ------------------------   ----------------       ---------------- ---------------
  Lucy Wilson Benson......           560                      0              560
  Walter M. Cabot.........           587                  7,080            7,667
  Ronald E. Ferguson......        85,001                 12,115           97,116
  William C. Ferguson.....         2,265                  1,984            4,249
  James E. Gustafson......        35,067                  6,099           41,166
  Tom N. Kellogg..........        34,484                  4,194           38,678
  Donald J. Kirk..........           760                  4,471            5,231
  Kay Koplovitz...........           260                  2,373            2,633
  Peter Lutke-Bornefeld...             0                 10,309           10,309
  Andrew W. Mathieson.....         3,347                  8,033           11,380
  Martin G. McGuinn.......           430                    516              946
  David E. McKinney.......         3,097                  1,776            4,873
  Peter A. Minton.........         2,004                      0            2,004
  James S. Riepe..........           200                      0              200
  Stephen A. Ross.........         1,260                  2,050            3,310
  Walter F. Williams......         1,260                  1,599            2,859
  All directors and
   executive officers as
   of March 1, 1998 as a
   group (32 persons).....       310,640(/3/)(/4/)       78,835          389,475

--------

(/1/) Includes shares of Common Stock held in the names of spouses and children, as to which beneficial ownership is disclaimed. No person named above beneficially owns more than 1% of the outstanding stock. Does not include the following shares underlying stock options exercisable within 60 days: Ronald E. Ferguson: 59,886 shares; James E. Gustafson: 27,688 shares; Tom N. Kellogg: 36,104 shares; Peter Lutke-Bornefeld: 14,400 shares; Peter
  A. Minton: 2,470 shares; and all executive officers as of March 1, 1998 as a group: 323,182 shares.

(/2/) Non-employee directors may elect to defer all or part of their compensation to be held in deferral accounts either in cash or as units equivalent to shares of Common Stock ("share

                                        (Footnotes continued on following page)

(Footnotes continued from preceding page)

  units"). Executive officers may receive a portion of their bonuses in share units and may receive, in appropriate circumstances, share units subject to certain restrictions ("restricted share units"). Share units and restricted share units carry no voting rights. Also, executive officers receive awards of share units under the Supplemental Benefit Equalization Plan (the "SBEP") to the extent that shares of Preferred Stock cannot be allocated to an executive officer under the terms of the ESSOP because of limits imposed by the Internal Revenue Code of 1986. In addition, Peter Lutke-Bornefeld holds 10,310 restricted share units: 5,199 will convert to unrestricted shares of Common Stock on January 3, 2000; and 5,111 will convert to unrestricted shares of Common Stock on April 8, 2006.

(/3/) Shares of Preferred Stock are allocated to the accounts of participants in the ESSOP pursuant to the terms of the ESSOP. Distributions under the ESSOP are made in cash or shares of Common Stock into which the Preferred Stock is convertible. The participants in the ESSOP have the right to instruct the trustee with respect to the vote of the shares allocated to their accounts and a portion of the Preferred Stock that has not been allocated to any participant's account or for which no instructions are timely received by the trustee, whether or not allocated to the account of any participant. The number of shares of Common Stock disclosed above includes the shares of Preferred Stock allocated to each participant's account but excludes any unallocated shares because of the trustee's fiduciary duty relating to the voting of unallocated shares under the Employee Retirement Income Security Act of 1974. The number of shares allocated to the accounts of the persons named above, if any, and the minimum number of unallocated shares as to which they may give voting instructions are as follows: Ronald E. Ferguson: 832 allocated shares, 2,261 unallocated shares; James E. Gustafson: 805 allocated shares, 2,187 unallocated shares; Tom N. Kellogg: 1,198 allocated shares, 3,254 unallocated shares; Peter A. Minton: 8 allocated shares, 22 unallocated shares; and all executive officers as of March 1, 1998 as a group: 456,760 allocated shares and 1,240,571 unallocated shares.

(/4/) Includes stock that is subject to restrictions on resale. Ronald E.
  Ferguson holds 15,000 restricted shares (15,000 restricted until January
  2002); James E. Gustafson holds 15,000 restricted shares (2,500 restricted until September 1999, 2,500 restricted until November 2001, 10,000 restricted until October 2006); Tom N. Kellogg holds 5,000 restricted shares (5,000 restricted until February 2000); Peter A. Minton holds 2,000 restricted shares (500 restricted until February 2003, 500 restricted until February 2005, 1,000 restricted until July 2018); and all executive officers as of March 1, 1998 as a group hold 79,700 restricted shares.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

  The aggregate of all plan and non-plan compensation paid to the Corporation's Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer (collectively the "named executives") by the Corporation and its subsidiaries to the named executives for services in all capacities to the Corporation and its subsidiaries during the three fiscal years ended December 31, 1997 is shown in the following table:

                                                            LONG-TERM COMPENSATION
                                                        ------------------------------                  -------
                               ANNUAL COMPENSATION             AWARDS         PAYOUTS
                               ---------------------------------------------- --------
                                                                   SECURITIES
                                                        RESTRICTED UNDERLYING
                                                          STOCK     OPTIONS/    LTIP    ALL OTHER
        NAME AND                SALARY          BONUS    AWARD(S)     SARS    PAYOUTS  COMPENSATION
   PRINCIPAL POSITION     YEAR    ($)         ($)(/1/)   (#)(/2/)   (#)(/3/)  ($)(/4/)   ($)(/5/)
   ------------------     ---- ---------      -------------------- ---------- -------- ------------
Ronald E. Ferguson....... 1997 $ 955,000      $ 937,500  $532,412    48,688   $220,464   $91,618
 Director, Chairman and   1996   900,000        882,833   230,120    35,699    219,600    67,453
  Chief Executive Officer 1995   852,083        682,500   193,333    41,982    192,378    50,076
James E. Gustafson....... 1997   600,000        500,000   282,371    34,139    125,898    56,300
 President and Chief      1996   589,583        450,483   155,490    15,711    113,180    41,973
  Operating Officer       1995   533,333        412,500   122,222    30,636     93,824    32,000
Tom N. Kellogg........... 1997   551,458        406,250   256,926    22,911     86,730    59,943
 Executive Vice President 1996   541,250        371,685    95,769    10,083    103,901    40,923
                          1995   511,667        381,500   733,041    20,008    104,514    30,700
Peter Lutke-Bornefeld.... 1997   512,898        418,177         0     9,000          0         0
 Executive Vice President 1996   592,333(/6/)   232,183   792,500     9,000          0         0
                          1995   528,105(/6/)   268,500   617,500    19,000          0         0
Peter A. Minton.......... 1997   208,750        500,000         0     2,250          0     2,777
  Vice President

--------

(/1/) Includes, except as noted below, cash amounts paid as an annual bonus
  (the "Annual Incentive Bonus") under certain provisions of the General Re Corporation 1995 Long-Term Compensation Plan (the "Compensation Plan") or the 1989 Long-Term Compensation Plan (the "Prior Plan") for services rendered during the specified calendar year. Dr. Lutke-Bornefeld's bonus was awarded by the Corporation's subsidiary, Kolnische Ruckversicherungs-Gesellschaft AG and its subsidiaries ("Cologne Re"), and, for 1997, includes an estimate based upon the guaranteed bonus provided by his employment agreement.

(/2/) Includes restricted stock, restricted share units and share units that were granted under the Compensation Plan or the Prior Plan. Share units were granted in lieu of cash bonuses awarded (a) under the Annual Incentive Bonus provisions of the Compensation Plan or the Prior Plan; or (b) under the provisions of the Prior Plan providing for bonus payments subject to the performance of the Corporation over a five-year period (the "Performance Bonus"). At December 31, 1997, Ronald E. Ferguson held 15,000 restricted shares and 8,901 share units for a total of 23,901 shares worth $5,069,999; James E. Gustafson held 15,000 restricted shares and 4,580 share units for a total of 19,580 shares worth $4,133,827; Tom N. Kellogg held 5,000

                                        (Footnotes continued on following page)

(Footnotes continued from preceding page)

  restricted shares and 3,109 share units for a total of 8,109 shares worth $1,712,012; Peter Lutke-Bornefeld held 10,310 restricted share units worth $2,176,699; Peter A. Minton held 1,000 restricted shares worth $211,125. Dividends are paid on restricted stock and dividend equivalents are accrued on restricted share units and share units and convert to Common Stock at the same time as the units convert.

(/3/) Includes regular grants of non-qualified stock options ("NQSOs"), grants of replacement options (see Footnote (2) to the Option Grants Table) and restricted stock options granted under the Compensation Plan or the Prior Plan. Restricted stock options were granted in lieu of cash bonuses awarded under the Annual Incentive Bonus and Performance Bonus provisions of the Compensation Plan or the Prior Plan.

(/4/) Includes amounts paid in cash and shares of Common Stock awarded under the Performance Bonus provisions of the Prior Plan.

(/5/) Includes for 1997: corporate allocations under the ESSOP; the unfunded book account under the SBEP; and the current dollar value of the benefit to the Corporation's named executives of the premiums paid by the Corporation during 1997 under the Corporation's split dollar life insurance plan.

                                                                    SPLIT-DOLLAR
        NAME                                         ESSOP   SBEP      POLICY
        ----                                        ------- ------- ------------
     Ronald E. Ferguson............................ $18,467 $48,436   $24,715
     James E. Gustafson............................  17,795  27,000    11,505
     Tom N. Kellogg................................  21,412  23,488    15,043
     Peter Lutke-Bornefeld.........................       0       0         0
     Peter A. Minton...............................     924       0     1,853

(/6/) Includes DM 169,882 paid as an annual director's fee by Cologne Re.

OPTION GRANTS TABLE

  The options granted in 1997 to the named executives are shown in the following table (no stock appreciation rights were granted in 1997 to the named executives, and none have been granted since 1987):

                           NUMBER OF      % OF TOTAL                                    POTENTIAL REALIZABLE VALUE AT
                          SECURITIES       OPTIONS    EXERCISE                       ASSUMED ANNUAL RATES OF STOCK PRICE
                          UNDERLYING      GRANTED TO   OR BASE                       APPRECIATION FOR OPTION TERM (/1/)
                            OPTIONS      EMPLOYEES IN   PRICE    GRANT   EXPIRATION -------------------------------------
          NAME            GRANTED (#)    FISCAL YEAR   (S/SH)     DATE      DATE     0%        5%              10%
          ----            -----------    ------------ --------- -------- ---------- -------------------- ----------------
Ronald E. Ferguson......      2,139(/2/)    0.1860%   $164.0000 02/04/97  12/11/01  $  0 $        93,639 $        206,109
                              2,700(/2/)    0.2347     164.0000 02/04/97  12/09/02     0         146,090          330,058
                              3,077(/2/)    0.2675     174.0625 03/11/97  12/08/03     0         208,728          483,083
                             25,000(/3/)    2.1735     177.0000 06/08/97  06/08/07     0       2,782,859        7,052,310
                              3,376(/2/)    0.2935     186.8125 06/13/97  12/14/04     0         278,847          658,828
                              2,335(/2/)    0.2030     214.9062 12/11/97  12/09/02     0         136,055          302,891
                              2,750(/2/)    0.2391     214.9062 12/11/97  12/08/03     0         197,692          451,224
                              3,107(/2/)    0.2701     217.9062 12/16/97  12/14/04     0         275,494          641,970
                                277(/4/)    0.0241     211.8130 01/08/98  01/08/08     0          36,899           93,508
                              3,927(/4/)    0.3414     212.2187 03/02/98  03/02/08     0         524,110        1,328,198
                            -------         ------    ---------                     ---- --------------- ----------------
                             48,688         4.2329%   $185.8107                     $  0 $     4,680,413 $     11,548,179
James E. Gustafson......     15,000(/3/)    1.3041%   $177.0000 06/08/97  06/08/07  $  0 $     1,669,715 $      4,231,386
                              3,988(/2/)    0.3467     217.9062 12/16/97  12/11/01     0         186,571          401,647
                              4,434(/2/)    0.3855     217.9062 12/16/97  12/09/02     0         265,789          587,031
                              3,824(/2/)    0.3325     217.9062 12/16/97  12/08/03     0         282,199          639,841
                              4,663(/2/)    0.4054     217.9062 12/16/97  12/14/04     0         413,462          963,471
                                135(/4/)    0.0117     211.8130 01/08/98  01/08/08     0          17,983           45,573
                              2,095(/4/)    0.1821     212.2187 03/02/98  03/02/08     0         279,605          708,575
                            -------         ------    ---------                     ---- --------------- ----------------
                             34,139         2.9680%   $199.5597                     $  0 $     3,115,324 $      7,577,524
Tom N. Kellogg..........      9,000(/3/)    0.7825%   $177.0000 06/08/97  06/08/07  $  0 $     1,001,829 $      2,538,832
                              3,781(/2/)    0.3287     207.7500 12/02/97  12/12/99     0          81,672          167,441
                              4,025(/2/)    0.3499     207.7500 12/02/97  12/12/00     0         133,100          279,690
                              4,076(/2/)    0.3544     207.7500 12/02/97  12/11/01     0         183,727          395,912
                                327(/4/)    0.0284     211.8130 01/08/98  01/08/08     0          43,559          110,387
                              1,702(/4/)    0.1480     212.2187 03/02/98  03/02/08     0         227,154          575,654
                            -------         ------    ---------                     ---- --------------- ----------------
                             22,911         1.9919%   $196.0606                     $  0 $     1,671,041 $      4,067,916
Peter Lutke-Bornefeld...      9,000(/3/)    0.7825%   $177.0000 06/08/97  06/08/07  $  0 $     1,001,829 $      2,538,832
Peter A. Minton.........      2,250(/3/)    0.1956%   $177.0000 06/08/97  06/08/07  $  0 $       250,457 $        634,708
All Stockholders........        N/A            N/A          N/A      N/A       N/A  $  0 $ 8,822,308,029 $ 22,357,460,700
All Optionees...........    957,200(/3/)       100%   $176.4500  Various  10 Years  $  0 $   106,219,007 $    269,179,818
Options Gain as % of all
 Stockholder Gain.......        N/A            N/A          N/A      N/A       N/A   N/A            1.2%             1.2%

--------

(/1/)The dollar amounts under these columns are the results of calculations at assumed annual rates of stock price appreciation of 0%, 5% and 10%. These assumed rates of growth were selected by the Securities and Exchange Commission for illustration purposes only. They are not intended to forecast possible future appreciation, if any, of the Corporation's stock price. No gain to the optionees is possible without an increase in stock prices, which will benefit all stockholders. A 0% gain in stock price will result in a 0% benefit to optionees.

                                         (Footnotes continued on following page)

(Footnotes continued from preceding page)


(/2/)Replacement options were granted following the tender of a like number of shares to satisfy the option price, plus required tax withholding, upon exercise of the underlying stock option. Replacement options have the same expiration date as the original option and an exercise price equal to the market price at the date of the new grant. They are first exercisable one year from the grant date provided the employee still owns the shares acquired as a result of the original option exercise, less the number of shares withheld to pay income tax due as a result of exercising the original option.

(/3/)The Corporation's practice is to make annual grants of NQSOs to its executive officers. These NQSOs have a 10-year term and become exercisable in 20% increments each year over a five-year period. These options have the replacement option feature described in Footnote (2).

(/4/)Restricted stock options were granted under the Compensation Plan during the first quarter of 1998 in lieu of a portion of cash bonuses awarded under the Annual Incentive Bonus provisions of the Compensation Plan and the 1993 to 1997 Performance Bonus provisions of the Prior Plan. These options are exercisable immediately, but shares acquired are restricted from being sold for five years from the grant date and are forfeitable for termination due to cause or the unauthorized use of proprietary information. These options have the replacement option feature described in Footnote (2).

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES TABLE

  The realized value of aggregated option exercises during 1997 and the value of unexercised in-the-money options at December 31, 1997 held by the named executives are shown in the following table:

                                                         NUMBER OF
                                                         SECURITIES           VALUE OF
                                                         UNDERLYING          UNEXERCISED
                                                        UNEXERCISED         IN-THE-MONEY
                                                         OPTIONS AT          OPTIONS AT
                         SHARES ACQUIRED                 FY-END (#)          FY-END ($)
                           ON EXERCISE      VALUE       EXERCISABLE/        EXERCISABLE/
NAME                           (#)       REALIZED ($)  UNEXERCISABLE        UNEXERCISABLE
----                     --------------- ------------ ---------------- -----------------------
Ronald E. Ferguson......     43,143       $3,312,027  51,668 / 216,342 $3,147,994 / $4,426,114
James E. Gustafson......     26,404        2,826,654  24,528 /  49,450  1,819,547 /  2,956,081
Tom N. Kellogg..........     21,073        2,480,821  33,752 /  44,532  2,907,296 /  2,055,158
Peter Lutke-Bornefeld...          0                0  12,400 /  29,600    904,425 /  1,724,012
Peter A. Minton.........          0                0   1,445 /   7,980     87,393 /    423,135

COMPENSATION OF DIRECTORS

  The directors, except for those who are also employees of the Corporation, receive an annual retainer of $27,500 and $1,000 for each board or committee meeting attended. In addition, non-employee chairs of board committees are paid an annual retainer of $2,500.

  Under the non-employee directors' stock option provisions of the Compensation Plan (the "Directors' Program"), each non-employee director is granted an NQSO on the first business day of each calendar year of board service to purchase 500 shares of Common Stock. The directors' stock options are exercisable six months after the date of grant at an exercise price equal to the fair market value of the Common Stock on the date of grant and have a term of 10 years. The exercise price of any option may be paid in cash or previously owned shares of Common Stock having a fair market value equal to the exercise price or in a combination of cash and shares. When previously owned shares of Common Stock are used to exercise a non-employee director stock option, a replacement option is issued to the director.

  In addition, under the Compensation Plan, each non-employee director receives an automatic grant of 65 shares of restricted stock on the first business day of each calendar year in which the individual is a member of the Board of Directors. The restrictions on such shares lapse upon the later of five years from the date of grant or retirement from the Board of Directors.

  Non-employee directors are permitted to defer all or part of their compensation to be held in a deferral account either as cash, to which interest at a market rate is credited quarterly, or as units equivalent to shares of Common Stock, to which amounts equivalent to dividends paid on such shares are credited quarterly.

  The Corporation has maintained a Retirement Plan for Directors (the "Retirement Plan"), for the benefit of non-employee directors, since 1987. The Retirement Plan was discontinued effective January 1, 1998. However, directors within five years of retirement under the terms of the Plan were eligible to make an election to continue to participate provided they so elected by December 31, 1997. Under the Plan, a director who has completed five or more years of service as of the annual meeting following the director's 72nd birthday receives an annual amount equal to 75% of the final retainer upon his or her retirement from the Corporation's Board of Directors. This amount is to be paid for the greater of five years or the number of complete years of service following the 1987 annual meeting of stockholders, provided the former director does not refuse to be available for consultation regarding the affairs of the Corporation.

  The Corporation adopted a new Stock Unit Plan for Directors (the "Stock Unit Plan") effective January 1, 1998. Under the Stock Unit Plan, those ineligible to remain in the Retirement Plan, or those who elected not to participate in the Retirement Plan, will have their retirement benefits accrued as of December 31, 1997 transferred to the Stock Unit Plan as share units based upon the lump-sum present value of their accrued pension income and the price of the Common Stock. Participants in the Stock Unit Plan, including any persons who become non-employee directors after January 1, 1998, will receive allocations of 40 share units each calendar year and will be credited with dividend equivalents upon the Corporation's payment of dividends. Upon the retirement or disability of a participant in the Stock Unit Plan, his or her account balance will be paid in the form of shares of Common Stock, in a single payment or in up to 10 annual installment payments in accordance with an election made by the director at least one year prior to the retirement date. Upon the death of a director, his or her account balance will be paid to the director's estate in shares of Common Stock in a single payment.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
CHANGE IN CONTROL ARRANGEMENTS

  On June 30, 1997, the Corporation and Ronald E. Ferguson entered into an employment agreement (the "Employment Agreement") which provides for Mr. Ferguson's continued full-time employment as Chairman and Chief Executive Officer until June 30, 2002 (the "Employment Period"). Under the Employment Agreement, Mr. Ferguson's base salary per year will not be less than his base salary level on June 30, 1997. He will continue to be entitled to receive annual incentive and performance bonuses to the extent granted under the Compensation Plan, as amended from time to time, and to participate in any new compensation program the Corporation may adopt for its most senior executives. In addition, Mr. Ferguson will continue to receive the benefits provided by the Corporation to its most senior executives. At the later of the conclusion of the Employment Period or any Severance Period (defined below), Mr. Ferguson will be eligible for an actuarially determined undiminished pension, and a lump-sum benefit under the SBEP. The Corporation has the right to terminate Mr. Ferguson's employment upon his death or disability, or "for" or "without cause" (as such event is defined in the Employment Agreement). If Mr. Ferguson's employment is terminated "without cause," conditioned on his continuing cooperation with the Corporation, Mr. Ferguson will continue to receive his base salary (at the rate in effect on the date of termination) for the duration of a severance period equal to the greater of three years from the date of termination or the remainder of the Employment Period (the "Severance Period"). Bonuses will be paid pro rata through the termination date, with bonuses paid at the average of the prior three years' payouts during the Severance Period. The Employment Agreement also provides for the continuation of medical and life insurance (including split dollar life insurance) during the Severance Period, and the accrual of credited service under and participation in all pension and benefit plans as though Mr. Ferguson were a regular employee. Compensation awards will continue to vest and be exercisable. At the conclusion of the Severance Period, all remaining unvested benefits will vest.

  The Corporation's subsidiary, Cologne Re, entered into an employment agreement, effective October 15, 1996, (the "Agreement") with Peter Lutke-Bornefeld. The Agreement provides for Dr. Lutke-Bornefeld's employment as Chief Executive Officer of Cologne Re until December 31, 1999. Dr. Lutke-Bornefeld is entitled to an annual salary of DM 750,000, which can be increased at the discretion of the Board of Directors of Cologne Re, and an annual incentive payment determined by the Chairman of Cologne Re's Supervisory Board based upon the achievement of certain agreed upon goals. For 1996 and 1997, Dr. Lutke-Bornefeld has a guaranteed minimum bonus of DM 350,000 each year. The Agreement also entitles Dr. Lutke-Bornefeld to "transition payments" if his Agreement is not renewed, except under certain circumstances. These payments will be based upon 50% of the annual salary last paid to him under the Agreement, adjusted for his age and pension entitlement upon nonrenewal of the Agreement. Such payments will be offset by certain income derived by Dr. Lutke-Bornefeld from other sources.

  Awards under the Compensation Plan and the Prior Plan may accelerate upon a "change in control" of the Corporation as defined in both Plans. Upon a change in control: (i) all stock options become immediately exercisable; (ii) all Performance Bonuses become immediately payable at the higher of the amount determined assuming the performance objectives have been met or the amount payable based on actual performance achieved and then are prorated for the term of the award period; (iii) all Annual Incentive Bonuses become payable at the amount determined assuming the performance objectives have been met and then are prorated over the portion of the year that has elapsed; (iv) all restrictions on restricted stock options lapse and share units attributable to bonuses become fully payable; and (v) restrictions on restricted stock and all other share units lapse if the grantee's employment is terminated within two years after the change in control, provided that the Committee may determine, in its discretion, to vest all or some percentage of the grantee's restricted stock and/or share units at the time of the change in control. If such an event were to have occurred on December 31, 1997, the cash value of outstanding stock options, restricted stock, Annual Incentive Bonuses and Performance Bonuses affected by such event, without regard to the actual performance by the Corporation, payable to the named executives would be as follows: Ronald E. Ferguson, $8,366,539; James E. Gustafson, $6,584,956; Tom N. Kellogg, $3,507,833; Peter Lutke-Bornefeld, $3,900,711; and Peter A. Minton, $634,260.

  Under the SBEP, previously accrued benefits become immediately vested in the event of a "change in control," as defined in the Plan. If a participant in the SBEP is terminated other than "for cause," as defined in the Plan, within two years following a change in control, the participant is entitled to a lump-sum payment of the accrued benefits.

  In May 1996, the Corporation entered into severance agreements with certain executive officers including three of the named executives, Mr. Ferguson, Mr. Gustafson and Mr. Kellogg, which provide severance benefits to the executive officers if their employment with the Corporation is terminated following a "change in control" of the Corporation, as defined in the agreements. Each of the agreements provides for a severance payment if the executive officer's employment is terminated within two years after a change in control of the Corporation and prior to attaining age 65, unless the executive officer's employment is terminated by the Corporation, or its successor, for "cause," because of the executive officer's death, disability or "retirement" or by the executive officer's voluntary termination for other than "good reason," as such terms are defined in the agreements. The severance benefits will be a lump-sum payment equal to three times annual compensation (i.e., base salary and target Annual Incentive Bonus, as defined in the agreements) plus the amount of any excise tax and the amount of the tax thereon, and certain employee benefits for 36 months from the date of termination, or a lump-sum payment to the extent a plan does not permit continued participation. Under Mr. Ferguson's Employment Agreement, if he is terminated because of a "change in control" during the Employment Period and within two years after the "change in control," he will be entitled to severance payments under his severance agreement in lieu of payments under his Employment Agreement.

  Under the Corporation's Severance Pay Plan, Mr. Minton, a named executive, and employees other than those who have severance agreements are entitled to receive certain severance benefits upon their termination of employment within two years following a "change in control," as defined in the Plan. Under this Plan, Mr. Minton is entitled to receive a lump-sum payment in an amount equal to twice the aggregate of his salary and target bonus plus the amount of any excise tax and the amount of the tax thereon.

MAXIMUM RETIREMENT BENEFITS PAYABLE

  The following table shows the maximum annual retirement benefits payable at the normal retirement age of 65 for specified remunerations and years of credited service under the Employee Retirement Plan of General Re Corporation and its Affiliates and the SBEP. The benefits shown in the table are subject to a reduction of up to 50% of primary Social Security benefits.

                                            YEARS OF CREDITED SERVICE
                                 -----------------------------------------------
    REMUNERATION (/1/)              15       20       25        30        35
    ------------------           -------- -------- --------- --------- ---------
    $  800,000.................. $240,000 $320,000 $ 400,000 $ 440,000 $ 480,000
     1,000,000..................  300,000  400,000   500,000   550,000   600,000
     1,200,000..................  360,000  480,000   600,000   660,000   720,000
     1,400,000..................  420,000  560,000   700,000   770,000   840,000
     1,600,000..................  480,000  640,000   800,000   880,000   960,000
     1,800,000..................  540,000  720,000   900,000   990,000 1,080,000
     2,000,000..................  600,000  800,000 1,000,000 1,100,000 1,200,000

--------

(/1/)Benefits for eligible employees are computed under a formula based upon years of service and average annual earnings (salary plus Annual Incentive Bonus) during the three consecutive years of highest earnings during the employee's service with the Corporation.

  As of December 31, 1997, Mr. Ferguson had 28 years of credited service, Mr. Gustafson had 28 years, Mr. Kellogg had 29 years and Mr. Minton had two years.

  Dr. Lutke-Bornefeld is entitled to receive a retirement benefit under his employment agreement in an amount equal to 50% of his then current salary (not including director's fees) at his retirement age of 65. The salary used for this benefit calculation is limited to seven times the maximum for the contribution to Cologne Re's statutory old-age pension plan applying in the year pension payments begin.

COMPENSATION AND PERSONNEL COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

  The Compensation and Personnel Committee reports as follows:

  INTRODUCTION. The Compensation and Personnel Committee (the "Committee") of the Corporation's Board of Directors is responsible for approving and reviewing with the Board of Directors the compensation of the Corporation's executive officers, except to the extent such compensation is required to be determined by Cologne Re's Supervisory Board, under applicable German law. In this role, the Committee, or a subcommittee of the Committee, administers the 1995 Long-Term Compensation Plan (the "Compensation Plan") under which equity-based and cash bonus awards are made. The Committee's six members, none of whom has ever been an employee of the Corporation, meet in executive session to evaluate the performance of and compensation paid to the Corporation's executive officers.

  COMPENSATION PROGRAM. The Corporation's compensation program is designed to attract, retain and reward executive officers in a manner that is consistent with the long-term interests of stockholders. The program provides for competitive salaries and bonuses based upon the achievement of the Corporation's business strategy and operating objectives, and equity-based awards, including stock options and restricted stock awards, that align the interests of executive officers to those of the stockholders.

  The Corporation's total compensation program enables executive officers to earn premier pay for premier performance and to be rewarded as value is created for stockholders. Special emphasis is placed on fostering employee ownership of common stock through programs which encourage executive officers to acquire stock and receive compensation, otherwise paid in cash, in the form of share units and restricted non-qualified stock options ("NQSOs").

  The components of the total compensation program have included base salary, annual incentives, long-term performance bonus awards, NQSOs, share units and restricted stock awards. These components of compensation play specific roles in attracting, rewarding and retaining executive officers and in balancing the Corporation's short- and long-term interests. As an individual's level of responsibility increases, a greater portion of the total compensation is "at risk," or variable, and performance driven and the mix of total compensation shifts for executive officers toward stock and stock option awards to more closely align the long-term interests of executive officers and stockholders.

  The Committee evaluates the Corporation's performance, executive compensation and executive share ownership compared with those of other property/casualty insurance and reinsurance companies and leading financial services companies. It uses compensation surveys obtained from compensation consultants and compares stockholder returns to the Standard & Poor's 500 and the stockholder returns of the property/casualty and multiline insurance companies that are subsets of the Standard & Poor's 500 and of other leading insurance and reinsurance companies. Generally, and assuming competitive performance, the Committee's objective has been to award amounts of total compensation equivalent to the amounts reflected in the top of the third quartile (that is, the 75th percentile) of the range of compensation paid by the companies surveyed.

  Based upon its analysis of the compensation surveys, operating results, strategic performance, and stockholder returns, the Committee determines target percentages of total compensation to be paid in the form of salaries, annual bonuses, long-term performance bonuses and stock-based awards.

  SALARY. Salary level targets are established so that the Corporation can attract and retain the most qualified employees. The Committee approves the individual salaries of executive officers. In determining an executive officer's salary, the Committee considers, but does not assign specific weights to, the following factors: individual performance, corporate performance, industry salary trends and competitive salary levels. Based on its discretion in evaluating these factors, the Committee determines appropriate salary levels. In addition, the Committee may vary the length of time between salary increases for certain executive officers based upon its evaluation of the above factors.

  ANNUAL INCENTIVE BONUS. Executive officers of the Corporation may be awarded an annual incentive bonus for individual and collective efforts resulting in the achievement of (or progress toward) an underwriting profit, superior investment returns or achievement of other corporate and division objectives. Prior to the beginning of a fiscal year, the Committee determines, in writing, the performance objectives applicable to a grantee or a group of grantees and the percentage of the annual incentive bonus to be awarded if a performance objective is not fully achieved or is exceeded. The amount of the annual incentive bonus is based upon a percentage of the officer's salary in effect at the end of the fiscal year. The Committee has the discretion to award a bonus in an amount equal to or less than the amount otherwise payable. In this manner, the Committee can ensure that the amounts of any annual incentive awards are commensurate with performance. Incentive award opportunities were increased in 1997 due to the discontinuance of future grants of performance bonus awards. Under the Compensation Plan, the aggregate dollar amount available for annual incentive bonuses for executive officers who are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, in any fiscal year may not exceed 1% of the consolidated net income of the Corporation and its subsidiaries. In addition, no executive officer may receive an annual incentive award in excess of $1,500,000. The award may be paid out in cash, shares of Common Stock, share units or restricted NQSOs.

  PERFORMANCE BONUS. Prior to January 1, 1997, the Committee awarded to executive officers the right to receive performance bonuses based upon the relationship between the Corporation's total return to stockholders over a five-year period ("Total Return") and the weighted average return (the "Actual Return") of the Standard & Poor's 500 Index and a peer group of property/casualty and multiline insurance companies selected by the Committee prior to the beginning of the five-year performance period (the "Comparison Group"). Commencing on January 1, 1997, however, the Committee determined to discontinue future grants of performance bonus awards.

  There remain three outstanding performance bonus award cycles covering the periods 1994 to 1998, 1995 to 1999 and 1996 to 2000. Awards under these outstanding cycles, if any, will be paid out at the conclusion of the award period in accordance with the predetermined performance parameters. Under the Compensation Plan, no executive officer may receive a performance bonus having a value in excess of $1,500,000. The bonus may be paid out in cash, shares of common stock, share units or restricted NQSOs. For the recently completed 1993 to 1997 performance period, the Corporation paid performance bonuses having values equal to 60.49% of the target awards.

  DEFERRAL OF ANNUAL INCENTIVE AND PERFORMANCE BONUSES. Executive officers may elect to defer up to 100% of annual incentive and performance bonuses. Such deferrals are awarded as share units and restricted stock options pursuant to a formula adopted by the Committee in 1992. The Committee has the authority to establish a mandatory deferral amount for certain executive officers. Mr. Ferguson was required to defer a portion of his 1997 annual incentive award and performance bonus for the 1993 to 1997 performance period.

  STOCK-BASED AWARDS. The Corporation normally makes annual grants of NQSOs exercisable at the market price on the grant date to executive officers of the Corporation. The Committee determines a target size of option awards based upon a percentage of salary for each participant but may vary the size of the grants in its discretion. In determining the percentage for each executive officer, the Committee reviews total compensation and stock option grant practices for the companies included in the reviewed compensation surveys. Each stock option grant typically becomes exercisable in 20% increments over a five-year period. In 1997, the Committee granted stock options, not including replacement options, certain performance-based NQSOs and NQSOs granted in lieu of annual incentive and performance bonuses, for a total of 126,250 shares (about 0.1% of the total shares outstanding) to the Corporation's 21 executive officers.

  The Corporation grants replacement options automatically when an executive officer tenders a like number of shares to satisfy the option price and required tax withholding upon exercise of a stock option. A replacement option has the same expiration date as the original option and an exercise price equal to the market price at the new grant date. Replacement options are issued to encourage executive officers to exercise options early and to retain the profit in shares. Replacement options are exercisable one year from the date of grant provided the executive officer still owns the shares acquired as a result of the original option exercise less the number of shares withheld to pay income tax due as a result of exercising the original NQSO. Replacement options for a total of 54,741 shares were granted in 1997 to the Corporation's 21 executive officers.

  The Committee also has the ability to grant restricted stock options in lieu of cash annual incentive and performance bonuses as described above. Restricted stock options are exercisable immediately, but shares acquired are restricted from transfer, sale, exchange or other disposition for five years from the date of grant. Restricted stock options for a total of 16,859 shares were granted to 21 executive officers in the first quarter of 1998 in lieu of part of their 1997 annual incentive awards or 1993 to 1997 performance bonus awards.

  Restricted stock awards and various types of other awards, such as restricted share units, can be made in appropriate circumstances (generally limited) to retain key executive officers of the Corporation at the discretion of the Committee. In 1997, 5,500 shares of restricted stock and restricted share units for 10,110.26 shares were awarded to 21 executive officers.

  TAX CONSIDERATIONS. Effective January 1, 1994, Section 162(m) of the Internal Revenue Code of 1986 (the "Code") generally denies a tax deduction to any publicly held corporation for compensation that exceeds $1 million paid to certain senior executives in a taxable year, subject to an exception for "performance-based compensation" as defined in the Code and certain transition provisions.

  The Committee intends, to the extent possible, that incentive and stock compensation paid to executive officers be deductible for federal tax purposes. Annual incentive, performance bonus and stock option awards granted under the Compensation Plan are believed to be deductible in accordance with Code Section 162(m). Performance bonuses and restricted stock grants awarded under the Corporation's 1989 and 1995 Long-Term Compensation Plans should be deductible under the transition provisions of the adopted rules with the exception of restricted stock grants made after February 17, 1993.

  CEO'S COMPENSATION. The Corporation's Chairman and Chief Executive Officer in 1997, Ronald E. Ferguson, received a base salary increase of $60,000 in February 1997 after not having received a base salary increase for 14 months. This amounted to an annualized base salary increase of 5.7%. This is consistent with the Committee's review of the salary levels and total compensation for chief executive officers of the companies reflected in the compensation surveys, and the Committee's intention to place more emphasis on variable compensation.

  Mr. Ferguson's 1997 annual incentive award was made in recognition of significant accomplishments including the Corporation's positive underwriting performance during an increasingly competitive industry environment, continued progress on the integration with Cologne Re, the Corporation's continued global expansion, growth in its global financial services initiatives and its strong financial performance evidenced by the increase in the Corporation's operating income of 11.2% from its operating income in 1996. For 1997, the underwriting combined ratio of the Corporation's property/casualty operations in the United States was 99.2%, compared to 103.5% for the companies reporting to the Reinsurance Association of America (excluding the Corporation and its subsidiaries). For 1997, Mr. Ferguson received an annual incentive award in cash in the amount of $937,500, restricted NQSOs for 3,927 shares and share units for 2,356.06 shares. Mr. Ferguson also received a bonus under the five-year performance bonus program for the 1993 to 1997 performance period, which was awarded in cash in the amount of $220,465, restricted NQSOs for 277 shares and share units for 165.73 shares.

  In 1997, Mr. Ferguson also received NQSOs for 25,000 shares in accordance with the Corporation's practice of granting NQSOs on an annual basis. This grant was determined based upon an analysis of total compensation and stock option grant practices for CEOs of the companies reflected in the compensation surveys and in recognition of the Corporation's strong performance and the continued emphasis on creating stockholder value.

  On June 30, 1997 the Corporation and Mr. Ferguson executed an employment agreement which provides for Mr. Ferguson's continued full-time employment as Chairman and Chief Executive Officer until June 30, 2002 (the "Employment Agreement"). Under the Employment Agreement, Mr. Ferguson's base salary per year will not be less than his base salary level on June 30, 1997 and he will continue to be entitled to receive annual incentive and performance bonuses to the extent granted under the Compensation Plan, as amended from time to time, and to participate in any new compensation program the Corporation may adopt for its most senior executives. The Employment Agreement provides for certain other benefits during his employment and if his employment is terminated without cause, as that term is defined in the Employment Agreement.

  CONCLUSION. The Committee believes that it is consistent with the long-term interests of stockholders for the Corporation to compensate the executive officers competitively when their performance meets or exceeds the high expectations of the Committee. The Committee believes the Corporation's current compensation program meets its objectives of appropriately aligning the interests of executive officers and stockholders.

  By the Compensation and Personnel Committee: Andrew W. Mathieson, Chairman; Walter M. Cabot; William C. Ferguson; Kay Koplovitz; David E. McKinney; and Stephen A. Ross.

PERFORMANCE GRAPH

  The following line graph compares the yearly percentage change, over five years, in the Corporation's total stockholder return on Common Stock with the cumulative total return on the Standard & Poor's 500 Index and the cumulative total return of a peer group index:

       COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG GENERAL RE
             CORPORATION, S&P 500 INDEX AND PEER GROUP INDEX (/1/)


                           Years Ending December 31

               1992      1993      1994      1995      1996      1997

GENERAL RE C   $100    $ 93.96   $110.34   $140.40   $144.85   $196.99
S&P 500 INDEX  $100    $110.08   $111.53   $153.45   $188.68   $251.63
PEER GROUP     $100    $109.86   $108.72   $168.85   $216.48   $333.08


--------

(/1/) Assuming the investment of $100 in the Corporation's Common Stock, the Standard & Poor's 500 Index and the peer group index on December 31, 1992, and the reinvestment of all dividends. The peer group index combines the Standard & Poor's Multiline and Property/Casualty Indexes, except for the Corporation, and consists of the following companies: Allstate Corporation, American International Group, Inc., Chubb Corporation, CIGNA Corporation, Cincinnati Financial Corporation, The Hartford Financial Services Group, Inc., Loews Corporation (CNA), MGIC Investment Corporation, Progressive Corporation, SAFECO Corporation, The St. Paul Companies, Inc., Travelers Group Inc. and USF&G Corporation. Two corporations, Cincinnati Financial Corporation and Progressive Corporation, are now included in the indexes.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's directors and executive officers and persons who own more than 10% of the Corporation's outstanding Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership in the Corporation's Common Stock and other equity securities. Specific due dates for these records have been established and the Corporation is required to report in this proxy statement any failure to file by these dates in 1997. William Thiele, an executive officer of the Corporation, reported the exercise of options to acquire the Corporation's Common Stock on August 14, 1997, but was required to report the transaction on August 10, 1997. James P. Hamilton reported the beneficial ownership of his wife in restricted share units and restricted stock options, and the accumulated dividends received on the restricted share units, in amended filings in March 1998. He was required to report his wife's holdings in October 1997, after he became an executive officer of the Corporation, and to report the accumulated dividends in a February 1998 filing.

ADOPTION OF THE GENERAL RE CORPORATION 1998 EMPLOYEE
STOCK PURCHASE PLAN

  The Board of Directors has approved and recommends to the stockholders the adoption of the General Re Corporation 1998 Employee Stock Purchase Plan (the "Stock Purchase Plan") which authorizes the issuance of up to 300,000 shares over the 10-year term of the Plan. The purpose of the Stock Purchase Plan is to encourage employee participation in the ownership of the Corporation by offering eligible employees of the Corporation and its subsidiaries an opportunity to purchase Common Stock of the Corporation at a discount through payroll deductions.

  The Stock Purchase Plan is set forth as Exhibit A to this Proxy Statement, and the description of the Stock Purchase Plan contained herein is qualified in its entirety by reference to Exhibit A.

  Under the Stock Purchase Plan, eligible employees of the Corporation and its subsidiaries may participate by electing to have payroll deductions made in an amount of not less than 1% nor more than 20% of the employee's compensation, provided that the Fair Market Value (as defined in the Stock Purchase Plan) of Common Stock (determined at the beginning of each Offering Period, as defined below) purchased in any year may not exceed $25,000. Nevertheless, no employee may participate in the Stock Purchase Plan if following the beginning of an Offering Period, the employee would own, directly or by attribution, shares representing 5% or more of the total combined voting power or value of all classes of stock of the Corporation.

  Eligible employees may elect to participate by authorizing payroll deductions or other contributions to the Stock Purchase Plan in accordance with procedures established by the Committee (as defined below) no later than 15 days prior to the beginning of a fiscal year quarter, referred to in the Stock Purchase Plan as an "Offering Period." On the last day of each Offering Period (the "Exercise Date"), and provided that the participant is still employed by the Corporation or a subsidiary on that date, the participant's payroll deductions and other contributions (if any) will be applied to acquire Common Stock at a price equal to the lower of: (i) 85% of the Fair Market Value (as defined in the Stock Purchase Plan) of the Common Stock on the first business day coincident with or next following the first day of the Offering Period; or (ii) 85% of the Fair Market Value of the Common Stock on the last business day coincident with or immediately preceding the last day of the Offering Period.

  Employees may voluntarily withdraw from participation in the Stock Purchase Plan by notifying the Committee (as defined below) in accordance with procedures established by the Committee at least 30 days prior to the last business day of an Offering Period. If a participant withdraws from participation or ceases to be an employee of the Corporation or a subsidiary for any reason prior to the last day of an Offering Period, all sums previously withheld from compensation or contributed during such Offering Period will be refunded to the participant, or his or her beneficiary, without interest as soon as practicable.

  A participant will not be a stockholder with respect to Common Stock to be purchased during an Offering Period until the Common Stock is purchased on the Exercise Date and such shares have been issued to the Plan Custodian to hold for the benefit of the participant. Upon a request made to the financial institution acting as Plan Custodian for the Stock Purchase Plan, the participant will be eligible to receive, as soon as practicable, a stock certificate for the number of shares purchased.

A participant who holds shares purchased through the Stock Purchase Plan in certificate form is obligated immediately to inform the Committee in writing if he or she transfers any of such shares within two years from the first day of the Offering Period during which the shares were acquired.

  During his or her lifetime, a participant's rights under the Stock Purchase Plan may be exercised only by the participant. Neither the payroll deductions or other contributions nor the participant's rights under the Stock Purchase Plan may be assigned, transferred or otherwise disposed of by the participant, other than by the laws of descent and distribution.

  The number of shares of Common Stock reserved for purchase under the Stock Purchase Plan may not exceed 300,000 shares, subject to adjustment as provided below. Such reserved shares may be made available by the Corporation from either authorized and unissued shares or treasury shares. In the event of any change in the shares as a result of any share dividend, split, reorganization, liquidation, recapitalization, merger, consolidation, spin-off or other corporate event described in the Stock Purchase Plan, the Committee may in its discretion make any such substitution or adjustment as it deems to be equitable as to: (i) the number or kind of shares or other securities issued or reserved for issuance under the Stock Purchase Plan; (ii) the purchase price; or (iii) any other term of the Stock Purchase Plan.

  The Stock Purchase Plan will be administered by a Committee of the Board of Directors (the "Committee") consisting of at least two individuals who are each "non-employee directors" within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended. The Committee is authorized to interpret the Stock Purchase Plan, to establish rules and regulations relating to the Stock Purchase Plan and to make any other determination that it deems necessary or desirable for the administration of the Stock Purchase Plan.

  The Stock Purchase Plan may be amended or terminated by the Committee at any time and for any reason, subject to the following restrictions. First, no termination or amendment may affect or change the purchase rights of participants previously granted under the Stock Purchase Plan without the participant's consent. Further, any amendment that materially increases the benefits or number of shares available under the Stock Purchase Plan (except for certain allowable adjustments regarding changes to the Corporation's capital structure or changes authorized to be made by the Committee) or materially modifies the eligibility requirements of the Stock Purchase Plan will be subject to shareholder approval.

  With respect to any subsidiary which employs participants who reside outside of the United States, and notwithstanding anything herein to the contrary, the Committee may in its sole discretion amend the terms of the Stock Purchase Plan in order to conform such terms with the requirements of local law or to meet the objectives of the Stock Purchase Plan and may, where appropriate, establish one or more sub-plans for these purposes.

FEDERAL INCOME TAX CONSIDERATIONS

  The Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code, and it is intended to comply with the provisions of Sections 421 and 424 of the Internal Revenue Code as well.

  Under the Internal Revenue Code as currently in effect, there are no federal income tax consequences in connection with the acquisition of Common Stock pursuant to the Stock Purchase Plan until the year in which the participant sells or otherwise disposes of the shares, or, if earlier, the year in which the participant dies. If the shares are sold or otherwise disposed of prior to a participant's death, then the income tax consequences will depend upon whether or not the shares are sold within two years after the applicable Offering Date.

  If the shares are sold or disposed of more than two years after the applicable Offering Date, then the participant will recognize ordinary income in an amount equal to the lesser of (i) 15% of the Fair Market Value of the shares of the applicable Offering Date, or (ii) the amount by which the Fair Market Value of the shares at the time of such sale or disposition exceeds the amount paid for the shares, and the Company will not be entitled to any income tax deduction. If the shares are sold or otherwise disposed of within two years after the applicable Offering Date, a participant will generally recognize ordinary income in the amount by which the Fair Market Value of the shares on the applicable Exercise Date exceeds the amount paid for the shares, and the Company will be entitled to a corresponding income tax deduction.

  In either case, the participant may also have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the amount paid for the shares plus the amount of ordinary income which the participant must recognize at the time of the sale).

  In the event of the death of a participant prior to a sale or other disposition of the shares (whether or not within two years after the applicable Offering Date), a participant will be subject to ordinary income tax in an amount equal to the lesser of (i) 15% of the Fair Market Value of the shares on the applicable Offering Date, or (ii) the amount, if any, by which the Fair Market Value of the shares as of the date of death exceeds the amount actually paid for the shares.

VOTE REQUIRED FOR APPROVAL

  The affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy at the annual meeting and entitled to vote is required to approve the adoption of the Stock Purchase Plan. Shares represented by proxies that are marked "ABSTAIN" will have the effect of a negative vote.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADOPTION OF THE CORPORATION'S 1998 EMPLOYEE STOCK PURCHASE PLAN.

RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

  The Audit Committee of the Board of Directors has recommended to the Board that Coopers & Lybrand LLP be selected as the Corporation's principal independent public accountants. The Board selected Coopers & Lybrand LLP to audit the financial statements of the Corporation and its domestic subsidiaries for fiscal year 1998. This selection is being presented to the stockholders for their ratification at this annual meeting. The firm of Coopers & Lybrand LLP has audited the Corporation's financial statements for more than 20 years.

  It is expected that representatives of Coopers & Lybrand LLP will attend the meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate stockholder questions.

  Ratification of the selection of Coopers & Lybrand LLP as independent public accountants will require the affirmative vote of a majority of the shares present in person or represented by proxy at the annual meeting.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION.

OTHER MATTERS

  The Board of Directors and management of the Corporation do not know of any other matters to be presented for action at the meeting. Should any other matters come before the meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their judgment.

  The expense of proxy solicitation will be borne by the Corporation. Proxies will be solicited on behalf of the directors by Georgeson & Co. Inc. for a fixed fee which will not exceed $13,000. In addition, expenses incurred by Georgeson & Co. Inc. will be reimbursed by the Corporation. Proxies may also be solicited in person or by telephone or facsimile by officers or regular employees of the Corporation and its subsidiaries.

  In order for stockholder proposals for the 1999 annual meeting of stockholders to be eligible for inclusion in the Corporation's proxy statement, they must be received by the Corporation at its principal office in Stamford, Connecticut, prior to December 1, 1998.

                                            Charles F. Barr
                                            Secretary

March 30, 1998

                                   EXHIBIT A

                             GENERAL RE CORPORATION

                       1998 EMPLOYEE STOCK PURCHASE PLAN

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
 Section 1  Purpose.......................................................  A-1
 Section 2  Definitions...................................................  A-1
 Section 3  Eligibility...................................................  A-3
 Section 4  Securities Subject to the Plan................................  A-3
 Section 5  Participation/Enrollment......................................  A-3
 Section 6  Payroll Deductions/Contributions..............................  A-3
 Section 7  Grant of Purchase Right.......................................  A-4
 Section 8  Exercise of Purchase Right....................................  A-5
 Section 9  Withdrawal and Termination of Purchase Rights.................  A-5
 Section 10 Rights as Shareholder.........................................  A-5
 Section 11 Sales of Shares Acquired Under the Plan.......................  A-6
 Section 12 Plan Administration...........................................  A-6
 Section 13 Transferability...............................................  A-7
 Section 14 Adjustments Upon Certain Events...............................  A-7
 Section 15 Term of Plan..................................................  A-7
 Section 16 Amendment and Termination of the Plan.........................  A-7
 Section 17 No Employment Rights..........................................  A-8
 Section 18 Costs.........................................................  A-8
 Section 19 Reports.......................................................  A-8
 Section 20 Governing Law.................................................  A-8
 Section 21 Compliance With Legal and Other Requirements..................  A-9
 Section 22 Tax Withholding...............................................  A-9
 Section 23 Non-U.S. Participants.........................................  A-9
 Section 24 Successors and Assigns........................................  A-9

                            GENERAL RE CORPORATION
                       1998 EMPLOYEE STOCK PURCHASE PLAN

                                   SECTION 1
                                    PURPOSE

  The purpose of the General Re Corporation 1998 Employee Stock Purchase Plan is to provide Eligible Employees of the Company or any Subsidiary with an opportunity to purchase Shares and thus obtain a stake in the future success of the Company. By encouraging such stock ownership, the Company seeks to attract, retain and motivate such employees to devote their best efforts to the financial success of the Company. The Plan is intended to be an "employee stock purchase plan" as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to comply with the requirements of Section 423 of the Code whenever possible.

                                   SECTION 2
                                  DEFINITIONS

  For purposes of the Plan, the following terms shall have the following meanings, unless the context clearly indicates otherwise:

  2.1 "Act" means the Securities Exchange Act of 1934, as amended, or any successor thereto.

  2.2 "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 of the Act, or any successor rule thereto.

  2.3 "Board" means the Board of Directors of the Company.

  2.4 "Change in Control" occurs if (i) any Person, including a "group" as defined in Section 13(d)(3) of the Act, shall become the beneficial owner of Shares with respect to which twenty percent (20%) or more of the total number of votes for the election of the Board may be cast; (ii) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election or combination of the foregoing, the persons who were prior to the institution thereof directors of the Company shall cease to constitute a majority of the Board; or (iii) stockholders of the Company shall approve an agreement pursuant to which the Company will cease to be an independent publicly owned corporation or for a sale or other disposition of all or substantially all of the assets of the Company.

  2.5 "Committee" means the Committee of the Board referred to in Section 12 herein.

  2.6 "Company" means General Re Corporation, a Delaware corporation, and any successor to such organization.

  2.7 "Compensation" means (a) for salaried employees, the regular basic salary or wages paid by an employer for services performed by such employees which are computed on a weekly, monthly, annual or other comparable basis before any payroll deductions for taxes or any other purposes plus their salary deferral contributions and any amounts contributed under the Company's Cafeteria Plan for such period; and (b) for hourly employees, wages paid by an employer for services performed by such employees which are computed on a biweekly or other comparable basis, before any payroll deductions for taxes or any other purposes, plus their salary deferral contributions and any amounts contributed under the Company's Cafeteria Plan for such period. However, in the case of both (a) and (b) above, Compensation shall not include overtime, bonuses, commissions, fees, pension, severance pay or any other extraordinary compensation, nor Matching Contributions or ESSOP Contributions by an employer under the Company's Employee Savings and Stock Ownership Plan, or employer contributions to the Retirement Plan or any other deferred compensation or employee benefit plan or program of any employer.

  2.8 "Dollar" or "Dollars" or "$" means the lawful currency of the United States of America.

  2.9 "Effective Date" means the date set by the Board for the Plan to become effective, which date shall be July 1, 1998.

  2.10 "Eligible Employee" means an employee of the Company or any Subsidiary within the meaning of Section 3401(c) of the Code.

  2.11 "Exercise Date" means the last day of an Offering Period, on which date all Participants' outstanding Purchase Rights shall automatically be exercised.

  2.12 "Fair Market Value" of each Share on any date means the arithmetic mean of the high and low prices of the Shares as reported on such date on the Composite Tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or, if no Composite Tape exists for such national securities exchange on such date, then on the principal national securities exchange on which such Shares are listed or admitted to trading, or, if the Shares are not listed or admitted on a national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted), or, if there is no market on which the Shares are regularly quoted, the Fair Market Value shall be the value established by the Committee in good faith. If no sale of Shares shall have been reported on such Composite Tape or such national securities exchange on such date or quoted on the National Association of Securities Dealers Automated Quotation System on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used.

  2.13 "Offering Period" means each three-month period, beginning on January 1, April 1, July 1, and October 1, with the first such Offering Period beginning concurrently with the Effective Date of the Plan.

  2.14 "Participant" means an Eligible Employee of the Company or a Subsidiary of the Company who has enrolled in the Plan in accordance with Section 5 hereof.

  2.15 "Person" shall have the meaning set forth in Section 13(d) or 14(d) of the Act, or any successor section thereto.

  2.16 "Plan" means the General Re Corporation 1998 Employee Stock Purchase
Plan.

  2.17 "Plan Custodian" means a bank, stock brokerage or other financial services firm designated by the Committee in its sole discretion to hold the Shares purchased by Participants under the Plan.

  2.18 "Purchase Right" means a Participant's option to purchase Shares that is deemed to be granted to a Participant during an Offering Period pursuant to
Section 7.

  2.19 "Section 16(b) Insider" means a person subject to the requirements of
Section 16(b) of the Act.

  2.20 "Shares" means the common stock, par value $0.50 per share, of the Company, and any other stock or securities (including any other share or securities of an entity other than the Company) for or into which the outstanding shares of such common stock are hereinafter exchanged or changed.

  2.21 "Subsidiary" shall have the meaning set forth in Section 424(f) of the Code.

                                   SECTION 3
                                  ELIGIBILITY

  (a) All Eligible Employees of the Company or a Subsidiary, including officers and directors who are Eligible Employees but who are not members of the Committee, are eligible to participate in the Plan. The Eligible Employee's entry date in the Plan shall be the first day of the Offering Period immediately following the date the Eligible Employee has satisfied these eligibility provisions and the enrollment procedures in Section 5.

  (b) Notwithstanding any provision of the Plan to the contrary, no employee may participate in the Plan if prior to the grant of Purchase Rights or if following a grant of Purchase Rights under the Plan, the employee would own, directly or by attribution, stock, Purchase Rights or other stock options to purchase stock representing five percent (5%) or more of the total combined voting power or value of all classes of the stock of the Company, or any Subsidiary as referenced in Section 423(b)(3) of the Code.

  (c) Subject to Committee approval, any employee of a company or an entity which is purchased by or merged into the Company and becomes a Subsidiary may be permitted to participate in the Plan in accordance with such rules as the Committee, in its sole discretion, shall establish.

                                   SECTION 4
                        SECURITIES SUBJECT TO THE PLAN

  The maximum number of Shares which may be granted and purchased under the Plan may not exceed 300,000 Shares (subject to adjustment as provided in Section 14), which may be authorized but unissued shares, reacquired shares or shares bought on the open market. If any Purchase Right granted shall expire or terminate for any reason without having been exercised in full, the unpurchased Shares shall again become available for purposes of the Plan, unless the Plan has been terminated.

                                   SECTION 5
                           PARTICIPATION/ENROLLMENT

  Participation in the Plan is voluntary. Eligible Employees may elect to become Participants in the Plan by authorizing payroll deductions or other contributions to the Plan in accordance with procedures established by the Committee, including telephonic enrollment and enrollment through the execution of an enrollment form (the "Participation Form") filed with the Committee, no later than fifteen (15) days prior to the start date of an Offering Period.

                                   SECTION 6
                       PAYROLL DEDUCTIONS/CONTRIBUTIONS

  (a) In order to purchase Shares, each Participant must elect and indicate in accordance with procedures established by the Committee the amount he or she wishes to authorize to be deducted at regular payroll intervals during the Offering Period, expressed as a percentage amount of such Participant's Compensation for the applicable payroll period, with a minimum deduction of one percent (1%) and a maximum deduction of twenty percent (20%). The enrollment process shall include authorization from the Participant for the Company or Subsidiary to make payroll deductions from the Participant's Compensation.

  (b) Notwithstanding anything herein to the contrary, Purchase Rights granted to a Participant under the Plan and all such plans of his or her employer corporation and its parent and subsidiary corporations shall not be permitted to accrue at a rate in excess of twenty-five thousand dollars

($25,000.00) of Fair Market Value of Shares for each calendar year. The twenty-five thousand dollar ($25,000.00) limit is determined as of the first day of the Offering Period during which such Purchase Rights are granted. Participants shall be notified if this limitation becomes applicable to them.

  (c) The amounts deducted from the Participant's Compensation or otherwise received from a Participant shall be credited to a bookkeeping account established in the Participant's name under the Plan, but no actual separate account shall be established by the Company to hold such amounts. There shall be no interest paid on the balance credited to a Participant's account. Amounts deducted from the Participant's Compensation or otherwise contributed may be commingled with the general assets of the Company and may be used for its general corporate purposes prior to the purchase of Shares during an Offering Period.

  (d) Payroll deductions shall begin on the first payday of each Offering Period, and shall end on the last payday of each Offering Period. In general, Eligible Employees may participate in the Plan and may purchase Shares only through payroll deductions. Notwithstanding the above, a Participant on an approved leave of absence may, in accordance with procedures established by the Committee, continue participating in the Plan by making cash payments to the Company within a normal pay period equal to the amount of the normal payroll deduction had the leave of absence not occurred. The right of a Participant on an approved leave of absence to continue participating in the Plan shall terminate upon the expiration of twelve (12) weeks of leave, unless the Participant's right to re-employment by the Company or a Subsidiary after a longer leave is guaranteed by statute or contract, in which case termination of the right to participate shall occur upon the expiration of such extended period.

  (e) So long as a Participant remains an employee of the Company or a Subsidiary, payroll deductions shall continue in effect from Offering Period to Offering Period, unless at least fifteen (15) calendar days prior to the first day of the next succeeding Offering Period the Participant:

    (i)
      elects a different rate in accordance with procedures established by the Committee, including by telephonic means or by filing a new Participation Form with the Committee; or

    (ii)
      withdraws from the Plan or terminates employment in accordance with
      Section 9 hereof.

  (f) Notwithstanding the above, and subject to Committee approval, the Committee may provide for a special election period for participation in the Plan following the acquisition of a company or entity by the Company whereby such company or entity becomes a Subsidiary of the Company. All employees of the Company and any Subsidiary of the Company shall be eligible to participate in such special election.

                                   SECTION 7
                            GRANT OF PURCHASE RIGHT

  (a) Each Participant who timely enrolls in the Plan as provided in Section 5 shall be deemed to have been granted a Purchase Right as of the first day of the Offering Period to purchase as many whole Shares as can be purchased with the balance credited to such Participant's account as of the Exercise Date.

  (b) The price at which each Purchase Right shall be exercised is the lower of:

    (i)
      Eighty-five percent (85%) of the Fair Market Value of the Shares on the first business day coincident with or next following the first day of an Offering Period; or

    (ii)
      Eighty-five percent (85%) of the Fair Market Value of the Shares on the last business day coincident with or immediately preceding the last day of such Offering
  Period.

  (c) The Committee has the power, exercisable at any time prior to the start of an Offering Period, to set a maximum Dollar value Purchase Right for that Offering Period, subject to the limitations set forth in Section 6(b). The maximum Dollar value shall continue in effect from Offering Period to Offering Period until the Committee once again exercises its power to adjust the limitation.

                                   SECTION 8
                          EXERCISE OF PURCHASE RIGHT

  (a) Each outstanding Purchase Right shall be deemed automatically exercised as of the Exercise Date, provided that the Participant is still employed by the Company or a Subsidiary on that date. On that date, the balance credited to each Participant's account shall be applied to the purchase of as many whole Shares as can be purchased at the purchase price in effect for the Offering Period. The balance remaining in each Participant's account, if any, shall be held for the purchase of Shares in the next succeeding Offering Period or otherwise applied in accordance with the terms hereof.

  (b) If a Participant purchases the maximum share amount determined in accordance with the terms of Section 7(c), any amount not applied to the purchase of Shares for that Offering Period shall be held for the purchase of Shares in the next Offering Period.

  (c) If the number of Shares for which Purchase Rights are exercised exceeds the number of Shares available in any Offering Period under the Plan, the Shares available for exercise shall be allocated by the Committee pro rata among the Participants in such Offering Period in proportion to the relative amounts credited to their accounts. Any amounts not thereby applied to the purchase of Shares under the Plan shall be refunded to the Participants after the end of the Offering Period, without interest.

                                   SECTION 9
                 WITHDRAWAL AND TERMINATION OF PURCHASE RIGHTS

  (a) A Participant may withdraw from the Plan during an Offering Period by providing notice to the Committee, in accordance with procedures established by the Committee, at least thirty (30) days prior to the last business day of such Offering Period. Such withdrawal shall become effective upon receipt by the Committee of such notice. Payroll deductions shall cease as soon as is administratively feasible from the date of such notice and no additional payroll deductions shall be made on behalf of such Participant during the Offering Period. In the event of a timely withdrawal elected in accordance with this Section 9, a Participant shall receive, as soon as practicable, all accumulated payroll deductions and any other contributions made by the Participant as a refund without penalty. Such amounts shall be refunded without interest.

  (b) A Participant who has previously withdrawn from the Plan in accordance with Section 9(a) who wishes to resume participation may re-enroll in the Plan by following the applicable re-enrollment procedures established by the Committee.

  (c) Notwithstanding Section 8(a), if a Participant ceases to be an employee of the Company or a Subsidiary for any reason prior to the last day of an Offering Period, his or her outstanding Purchase Right shall automatically terminate, and all sums previously withheld from such Participant's Compensation during such Offering Period shall be refunded to the Participant, or the Participant's beneficiary, without interest as soon as practicable.

                                  SECTION 10
                             RIGHTS AS SHAREHOLDER

  (a) A Participant shall not be considered a shareholder with respect to Shares to be purchased during an Offering Period until the Purchase Right is exercised on the Exercise Date and such Shares have been issued to the Plan Custodian to hold for the benefit of the Participant. Thus, a Participant shall not have a right to any dividend or distribution made prior to the Exercise Date with respect to Shares purchased during the Offering Period.

  (b) Upon a request made to the Plan Custodian, and in accordance with procedures established by the Committee, the Participant shall be entitled to receive, as soon as practicable after the Exercise Date, a stock certificate for the number of purchased Shares. The Plan Custodian may impose upon, or pass through to, the Participant a reasonable fee for the transfer of Shares in the form of a stock certificate from the Plan Custodian to the Participant. It is the responsibility of each Participant to keep his or her address current with the Company through the Committee and with the Plan Custodian.

                                  SECTION 11
                    SALE OF SHARES ACQUIRED UNDER THE PLAN

  (a) Participants may sell the Shares they acquire under the Plan only in compliance with the restrictions set forth below:

    (i) Section 16(b) Insiders may be subject to certain restrictions in connection with their transactions under the Plan and with respect to the sale of Shares obtained under the Plan, including, but not limited to, the Company's Insider Trading Policy, as the same may exist from time to time.

    (ii) Shares obtained under the Plan by any Participant must comply with the Company's Insider Trading Policy, as the same may exist from time to time.

  (b) In order to insure compliance with the restrictions and requirements herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records. By enrolling in the Plan in accordance with Section 5, each Participant acknowledges and agrees to the Company's rights described in this Section 11(b).

  (c) A Participant who holds Shares purchased through the Plan in certificate form shall immediately inform the Committee in writing if the Participant transfers any of such Shares within two (2) years from the date of grant of the related Purchase Right. Such transfer shall include disposition by sale, gift or other manner. The Participant may be requested to disclose the manner of the transfer, the date of the transfer, the number of Shares involved and the transfer price. By enrolling in the Plan in accordance with Section 5, each Participant obligates himself or herself to provide such information to the Committee.

                                  SECTION 12
                              PLAN ADMINISTRATION

  The Plan shall be administered by the Committee, consisting of at least two individuals who are each "non-employee directors" within the meaning of Rule 16b-3 of the Act (or any successor rule thereto). The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). Subject to Section 16 of the Act or other applicable law, the Committee may delegate its duties and powers under the Plan to such individuals as it designates in its sole discretion. No member of the Board shall be eligible to participate in the Plan during his or her period of Committee service.

                                  SECTION 13
                                TRANSFERABILITY

  (a) Any account maintained by the Plan Custodian for the benefit of a Participant with respect to Shares acquired pursuant to the Plan shall be kept only in the name of the Participant; provided, however, that the Participant may elect that such account be maintained with right of joint ownership with such Participant's spouse. Such election may be made only in accordance with such procedures established by the Committee.

  (b) Neither payroll deductions or other contributions credited to a Participant's account nor any Purchase Rights or other rights to acquire Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of by Participants other than by will or the laws of descent and distribution and, during the lifetime of a Participant, Purchase Rights may be exercised only by the Participant.

                                  SECTION 14
                        ADJUSTMENTS UPON CERTAIN EVENTS

  Notwithstanding anything herein to the contrary, the following provisions shall apply to all Purchase Rights granted under the Plan:

  (a) In the event of any change in the outstanding Shares by reason of any Share dividend or split, reorganization, liquidation, recapitalization, merger, consolidation, spin-off, combination or exchange of Shares or other corporate exchange, or other similar events, or any distribution to stockholders of Shares other than regular cash dividends, the Committee in its sole discretion and without liability to any person may make such substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan, (ii) the purchase price, or (iii) any other affected terms of such Purchase Rights.

  (b) In the event of a Change in Control, the Committee in its sole discretion and without liability to any person may take such actions, if any, as it deems necessary or desirable with respect to any Purchase Right as of the date of the consummation of the Change in Control.

                                  SECTION 15
                                 TERM OF PLAN

  The Plan shall become effective on the Effective Date and shall remain in effect until June 30, 2008, subject to earlier termination by the Committee in accordance with Section 16 and subject to Section 4.

                                  SECTION 16
                     AMENDMENT AND TERMINATION OF THE PLAN

  The Committee may in its sole discretion terminate or amend the Plan at any time and for any reason, subject to the following restrictions. First, any termination or amendment made to the Plan may not affect or change Purchase Rights previously granted under the Plan without the consent of the affected Participant. Second, any amendment that materially increases the benefits or number of Shares available under the Plan (except for certain allowable adjustments in the event of changes to the Company's capital structure or for changes authorized by the Plan to be made by the Committee) or materially modifies the eligibility requirements of the Plan shall be subject to shareholder approval. If not sooner terminated by the Committee, the Plan shall terminate at the time Purchase Rights have been exercised with respect to all Shares reserved for issuance under the Plan.

                                  SECTION 17
                             NO EMPLOYMENT RIGHTS

  (a) Participation in the Plan shall not be deemed to give any Participant any right (i) to be retained in the employ or other service of the Company or of any Subsidiary for any specific length of time, (ii) to interfere with the right of the Company or any Subsidiary to discipline or discharge the Participant at any time, (iii) to hold any particular position or responsibility with the Company or any Subsidiary, or (iv) to receive any particular compensation from the Company or any Subsidiary. The adoption and maintenance of the Plan shall not constitute an inducement to, or condition of, the employment of any employee.

  (b) The Plan is a discretionary plan, and participation by any employee is purely voluntary. Participation in the Plan with respect to any Offering Period shall not entitle any Participant to participate with respect to any other Offering Period.

  (c) Any payments or benefits paid to or with respect to a Participant under the Plan shall not be considered to be part of the Participant's "salary," and thus, shall not be taken into account for purposes of determining the Participant's termination indemnity, severance pay, retirement or pension payment, or any other employee benefits, except to the extent required under applicable law.

                                  SECTION 18
                                     COSTS

  Except as set forth in Section 10(b), costs and expenses incurred in the administration of the Plan and the maintenance of accounts with the Plan Custodian may be shared by the Participant and the Company, as determined by the Committee in its sole discretion. Notwithstanding, any brokerage fees and commissions for the purchase of Shares under the Plan (including Shares purchased upon reinvestment of dividends and distribution) shall be shared equally by the Participant and the Company, but any brokerage fees and commissions for the sale of Shares under the Plan by a Participant shall be borne by such Participant.

                                  SECTION 19
                                    REPORTS

  After the close of each Offering Period, each Participant in the Plan shall receive or have access to information provided by the Committee indicating the amount of the Participant's payroll deductions and contributions to the Plan during the Offering Period, the amount of payroll deductions and contributions applied to the purchase of Shares for the Offering Period, the purchase price per Share in effect for the Offering Period and the amount of the payroll deductions and contributions (if any) carried over to the next Offering Period.

                                  SECTION 20
                                 GOVERNING LAW

  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws, and applicable federal law.

                                  SECTION 21
                 COMPLIANCE WITH LEGAL AND OTHER REQUIREMENTS

  The Plan, the granting and exercising of Purchase Rights hereunder, and the other obligations of the Company, the Committee and the Plan Custodian under the Plan shall be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Committee may, in its discretion, postpone the issuance or delivery of Shares upon exercise of Purchase Rights until completion of such registration or qualification of such Shares or other required action under any federal or state law, rule, or regulation, listing or other required action with respect to any automated quotation system or stock exchange upon which the Shares or other Company securities are designated or listed, or compliance with any other contractual obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance of delivery of Shares in compliance with applicable laws, rules, and regulations, designation or listing requirements, or other contractual obligations.

                                  SECTION 22
                                TAX WITHHOLDING

  Except where the Committee establishes a different tax withholding procedure, the Participant's employer shall have the right to withhold from compensation payable to such Participant such withholding taxes as may be required by federal, state, local or other law, or to otherwise require the Participant to pay such withholding taxes, with respect to any Shares acquired pursuant to this Plan.

                                  SECTION 23
                             NON-U.S. PARTICIPANTS

  With respect to any Subsidiary which employs Participants who reside outside the United States, and notwithstanding anything herein to the contrary, the Committee may in its sole discretion amend the terms of the Plan in order to conform such terms with the requirements of local law or to meet the objectives of the Plan, and may, where appropriate, establish one or more sub-plans to reflect such amended provisions.

                                  SECTION 24
                            SUCCESSORS AND ASSIGNS

  The provisions of the Plan shall, in accordance with its terms, be binding upon and inure to the benefit of all successors of each employee participating in the Plan including, without limitation, such employee's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such employee.

                                                            PROXY/DIRECTION CARD
                            GENERAL RE CORPORATION
                             695 EAST MAIN STREET
                            STAMFORD, CT 06904-2351

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        Revoking any such prior appointment, the undersigned hereby appoints Ronald E. Ferguson, James E. Gustafson, Charles F. Barr, Elizabeth A. Monrad and Robert D. Graham, and each of them, attorneys and agents, with full power of substitution to vote as Proxy for the undersigned, as herein stated, at the annual meeting of stockholders of General Re Corporation to be held at the offices of the Corporation, 695 East Main Street, Stamford, Connecticut, on Friday, May 22, 1998, at 9:00 A.M., and at any adjournment thereof, with respect to the number of shares the undersigned would be entitled to vote if personally present.

        This Proxy/Direction Card will be voted as directed. In addition, the named attorneys and agents will vote in their discretion on such other items as may properly come before the meeting. IF THIS PROXY/DIRECTION CARD IS SIGNED AND RETURNED BUT NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" ALL ITEMS SET FORTH HEREON. This Proxy/Direction Card also serves to instruct the trustees of the Employee Savings and Stock Ownership Plan of the Corporation on how to vote shares held by that plan.

        The Board of Directors recommends a vote "For" Items 1, 2, and 3.

        The undersigned hereby acknowledges receipt of a copy of the Proxy Statement relating to such annual meeting.

   PLEASE DATE, SIGN AND MAIL THIS PROXY CARD IN THE ACCOMPANYING ENVELOPE.
            NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                           (CONTINUED ON OTHER SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                     PROXY CARD BACK AS SOON AS POSSIBLE!

                        ANNUAL MEETING OF STOCKHOLDERS
                            GENERAL RE CORPORATION

                                 MAY 22, 1998


PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

        PLEASE MARK YOUR
A  [X]  VOTES AS IN THIS
        EXAMPLE

                     FOR    WITHHELD
1.      Election of                                     NOMINEES:  Lucy Wilson Benson
        Directors    [_]      [_]                                  William C. Ferguson
                                                                   Kay Koplovitz
FOR, EXCEPT VOTE WITHHELD FROM THE FOLLOWING                       Water F. Williams
NOMINEE(S).
--------------------------------------------

                                                        FOR    AGAINST   ABSTAIN
2.  Approval of proposal to adopt the
    General Re Corporation 1998 Employee                [_]      [_]       [_]
    Stock Purchase Plan.

3.  Approval of proposal to ratify the selection
    of independent public accountants.                  [_]      [_]       [_]

                             Mark here if you plan to attend the meeting.  [_]

SIGNATURE(S)                                    DATED:
            ------------------------------------      ------------------, 1998
NOTE: PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) HEREON. EXECUTORS,
      ADMINISTRATORS, TRUSTEES, GUARDIANS OR ATTORNEYS SHOULD SO INDICATE WHEN SIGNING. IF SIGNING FOR A CORPORATION, PLEASE INDICATE YOUR TITLE.